UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2026

BIOMX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 New Burton Road, Suite 201, Dover, Delaware 19904

(Address of principal executive offices, including zip code)

(972) 52-437-4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 28, 2026, BiomX Inc. (the “Company”) announced that it will effect a one-for-ten (1-for-10) reverse stock split of its common stock, par value $0.0001 per share (the “Common Stock”) (the “Reverse Stock Split”).

The Reverse Stock Split was approved by the Company’s stockholders at a special meeting held on August 25, 2026, at which the stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect one or more reverse stock splits at an aggregate ratio of not less than 1-for-5 and not more than 1-for-20, and providing that upon effectiveness of any such reverse stock split the number of authorized shares of Common Stock would be reduced from 750,000,000 to 150,000,000. On August 28, 2026, the Company’s Board of Directors, acting by unanimous written consent, fixed the ratio of the Reverse Stock Split at one-for-ten and fixed the effective time of the action.

The Company expects to file a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware giving effect to the Reverse Stock Split (together with the reduction in authorized shares), to become effective at 12:01 a.m., Eastern Time, on September 9, 2026. The Common Stock is expected to begin trading on the NYSE American on a split-adjusted basis when the market opens on September 9, 2026. Following the Reverse Stock Split, the Common Stock will be assigned CUSIP number 09090D 608.

At the effective time, each ten (10) shares of Common Stock issued and outstanding immediately prior thereto will automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any change in the par value per share, reducing the number of outstanding shares of Common Stock from approximately 26.7 million to approximately 2.7 million. No fractional shares will be issued in connection with the Reverse Stock Split; any stockholder who would otherwise be entitled to receive a fractional share will instead be entitled to receive an additional fraction of a share of Common Stock sufficient to round such holder’s interest up to the next whole share. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage ownership interest in the Company’s equity, except for minor changes resulting from the treatment of fractional shares. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding warrants, convertible instruments and equity awards. Continental Stock Transfer & Trust Company, the Company’s transfer agent, is acting as exchange agent for the Reverse Stock Split.

The Company will report the filing and effectiveness of the Certificate of Amendment under Item 5.03 of Form 8-K following the effective time.

The information in this Item 8.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated timing and effects of and the Reverse Stock Split. These statements are based on the Company’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including the timing of the filing and effectiveness of the Certificate of Amendment, the processing of the corporate actions by the NYSE American, and the other risks described in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 19, 2026, as supplemented by the Form 10-K/A filed with the SEC on April 30, 2026, the Company’s Current Report on Form 8-K filed on May 5, 2026, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed with the SEC on August 19, 2026, as well as the Company’s other filings with the SEC. The Company undertakes no obligation to update any forward-looking statement except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

Date: August 28, 2026	By:	/s/ Michael Oster
	Name:	Michael Oster
	Title:	Chief Executive Officer

3